UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2026

ATLANTIC INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 Sylvan Avenue, Suite 2230
Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(zip code)

(201) 899-4470

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered as pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $0.00001 par value per share	ATLN	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 1, 2026, Atlantic International Corp. (“Atlantic”) and its Lyneer subsidiaries, Lyneer Investments, LLC, Lyneer Holdings, Inc. and Lyneer Staffing Solutions, LLC (collectively the “Lyneer Subsidiaries”) commenced a lawsuit in the Supreme Court of the State of New York, County of New York against SPP Credit Advisors, LLC (“SPP”). At the same time Atlantic is seeking a preliminary injunction with an Order to Show Cause and Temporary Restraining Order to enjoin SPP from: (i) purporting to take any management, operational or governance action on behalf of Atlantic and the Lyneer Subsidiaries; (ii) interfering with the management of the Lyneer Subsidiaries by, among other things, removing officers, appointing managers, amending any governing documents, making managerial or operation decisions and seizing any property; (iii) taking possession, control, or hypothecating any and all property owned by Atlantic and its Lyneer Subsidiaries, and (iv) exercising any remedies under any of the loan documents identified in SPP’s March 30, 2026 Notices of Default issued to Atlantic, the Lyneer Subsidiaries, and IDC Technologies, Inc. (“IDC”) as described in Item 2.04 below, and Atlantic is seeking a preliminary injunction enjoining SPP from continuing to proceed as if the outstanding indebtedness owed under the loans at issue had not been satisfied.

Atlantic has alleged in its complaint, that SPP launched a coordinated, pre-planned attack to seize control of the Lyneer subsidiaries based on a fabricated default, set forth in the Default Notices, described in Item 2.04 below, and in bad faith of its own financial interests. As part of a refinancing transaction in April 2025, SPP obtained, and would ultimately sell in satisfaction of the debt, over $77 million worth of publicly traded shares in Atlantic acquired from non-party IDC. SPP was required to apply the proceeds to satisfy the outstanding debt owed under the term loan that originated in 2021. The value of the NASDAQ publicly traded shares significantly exceeded any outstanding indebtedness arguably remaining owing to SPP (less than $50 million) and, as such, upon SPP’s receipt of the collateral, the indebtedness was satisfied and extinguished. SPP acknowledged and understood it took stock worth more than its debt, and agreed to remit the surplus back to IDC. It should be noted that SPP’s default notices did not demand repayment of the loans. They did not even include payoff amounts. Instead, they only reflected a hostile takeover. Furthermore, as a subordinate mezzanine lender, SPP has no contractual right to receive capital raise proceeds ahead of the senior lenders in line before it.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

SPP Lyneer Term Loan Default Notice

By letter dated March 30, 2026, SPP Credit Advisors, LLC. (“SPP”) notified Atlantic International Corp. (the “Company”) and the Lyneer Subsidiaries that certain events of default have occurred and are continuing under Amended and Restated Loan Agreement dated as of April 29, 2025 (the "Financing Agreement"), by and among the Lyneer subsidiaries, IDC, SPP and the administrative agent for SPP (“Agent”). SPP asserted that the events of default relate to our failure to satisfy certain financial and non-financial covenants under the Financing Agreement. In its notice to Atlantic, SPP confirmed that the Agents (as defined in the Financing Agreement) and SPP have not waived the specified events of default, and that the Agent and SPP reserve all of their rights and remedies under the Financing Agreement, the Loan Documents (as defined in the Financing Agreement), and any applicable law with respect to the specified events of default, including, without limitation: (i) the right to accelerate the Obligations (as defined in the Financing Agreement); (ii) the right to exercise the Pledge Agreement associated with the ownership of the Lyneer entities; (iii) the right to exercise all voting and economic interests in the Lyneer entities; and (iv) the right to take all actions and exercise all remedies available to the Agents and/or the Lenders under the Loan Documents and applicable law. Additionally, SPP has attempted to exercise its pledge and has sought to try to replace the management of Lyneer. The Company believes it has meritorious defenses to the claims of SPP and, as set forth in item 8.01 above, has commenced a lawsuit to contest SPP’s actions.

SPP Bridge Loan Default Notice:

Simultaneous with the default letter under the Financing Agreement as described above, SPP notified the Company of certain events of default under (a) the Credit Agreement, dated June 18, 2024, by and among Atlantic and SPP as Administrative Agent (the “Bridge Loan”) and (b) the Pledge and Security Agreement dated as of June 18, 2024 by and between Atlantic and SPP.

Similar to the Financing Agreement default notice, SPP has asserted that the events of default also relate to our failure to satisfy certain financial and non-financial covenants under the Bridge Loan. In its notice to Atlantic, SPP has confirmed that the Agent (as defined in the Bridge Loan) and SPP have not waived the specified events of default, and that the Agent and SPP reserve all of their rights and remedies under the Bridge Loan, the Loan Documents (as defined in the Bridge Loan), and any applicable law with respect to the specified events of default, including, without limitation: (i) the right to accelerate the Obligations (as defined in the Bridge Loan); (ii) the right to exercise the Pledge Agreement associated with the ownership of the Lyneer Subsidiaries; (iii) the right to exercise all voting and economic interests in the Lyneer Subsidiaries; and (iv) the right to take all actions and exercise all remedies available to the Agents and/or the Lenders under the Loan Documents and applicable law. In addition, SPP has attempted to exercise its pledge and has sought to try to replace the management of Lyneer.

The Company believes it has meritorious defenses to the claims of SPP and, as described in Item 8.01 above, and has commenced a lawsuit to contest SPP’s actions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mathew Evelt Resignation and Termination

On March 30, 2026, Mathew Evelt, the Company’s Chief Operating Officer, informed the Company that he is resigning his position immediately. Mr. Evelt alleged that his reasons for resigning resulted from the SPP default notices described in Item 2.04 above, and made specious claims related to differences in strategic direction and purported lack of payment. The Company disputes these claims.

It was at this time that the Company became aware that Mr. Evelt had accepted a position with SPP and was actively supporting SPP in its efforts associated with the matters disclosed in Item 2.04. As a result, the Company provided Mr. Evelt with a letter dated March 30, 2026, stating that his actions have resulted in a “for Cause” (as defined) termination effective March 30, 2026 and that he was in violation of his agreements with the Company due to his egregious misconduct that is materially injurious to the Company. The Company is evaluating this matter and intends to pursue all legal and equitable remedies depending on the results of its investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2026	ATLANTIC INTERNATIONAL CORP.

	By:	/s/ Jeffrey Jagid
Jeffrey Jagid
Chief Executive Officer

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